Exhibit 23.4

Neogen Corporation
Lansing, Michigan

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-1 and S-4 of our reports dated July 27, 2022, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Neogen Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended May 31, 2022.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, LLP
Grand Rapids, Michigan

July 27, 2022